EXHIBIT 10.1

AMENDMENT NO. 6 TO
WAREHOUSE AGREEMENT

This Amendment No. 6 to the Warehouse Agreement is made effective as of August 30, 2009 by and among JENNIFER CONVERTIBLES, INC., a Delaware corporation (“JCI”), JENNIFER WAREHOUSING, INC., a Delaware corporation and a wholly-owned subsidiary of JCI (“New Warehousing”), and JARA ENTERPRISES, INC., a New York corporation ("Jara").

RECITALS:

A.	Reference is made to that certain Warehouse Agreement, executed as of July 6, 2001 between JCI, New Warehousing and Jara (the "Agreement").

B.	The parties to the Agreement desire to amend the Agreement as set forth herein

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I
AMENDMENT

Section 1.01. All capitalized terms unless otherwise defined herein, shall have their defined meaning from the Agreement.

Section 1.02 Section 5 (v) of the Agreement is amended by deleting sub-section (a)(v) and substituting the following in its place:

(v)	The provisions of subparagraphs (a)(ii) and (a)(iii) have been extended to be applicable through JCI’s fiscal year ending August 28, 2010. After August 28, 2010, the provisions of subparagraphs (ii) and (iii) may be extended by mutual agreement of the parties, JCI will be responsible for any Fabric Protection Claims rendered in connection with sales of Merchandise by Jara Stores or JCI Stores after August 28, 2010. JCI may bill Jara for parts and outside labor and other actual out-of-pocket costs (excluding fabric protection claims) arising out of or relating to sales of Merchandise by Jara Stores and Jara shall promptly pay such bills provided that JCI properly documents such bills. For a period of six months following the payment of any such bills, Jara shall be permitted to audit such bills. Notwithstanding anything to the contrary herein, JCI will be entitled to subcontract its responsibility under this subparagraph (v) to a third party who agrees in writing to assume JCI’s obligations under this subparagraph (v).

EXHIBIT 10.1

ARTICLE II

Section 2.01 This Amendment shall be governed by and construed in accordance with the laws of the State of New York,

Section 2.02 This Amendment may be executed in one more counterparts, each of which shall constitute an original, and all of which, taken together, shall be deemed to constitute on and the same agreement.

Section 2.03 The amendments to the Agreement made hereby shall be deemed to be effective, as of June 23, 2002, and all references to the “Warehousing Agreement” in the Interim Operating Agreement between JCI and Jara dated as of July 6, 2001, shall be deemed to be references to the Agreement, as amended hereby.

Section 2.04 Except as amended hereby, the Agreement will remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the 4th day of September, 2009.

JENNIFER CONVERTIBLES, INC.

By: /s/ Harley J. Greenfield
Name: Harley J. Greenfield
Title: Chief Executive Officer

JENNIFER WAREHOUSING, INC.

By: /s/ Harley J. Greenfield
Name: Harley J. Greenfield
Title: Chief Executive Officer

JARA ENTERPRISES, INC.

By: /s/ Jane Love
Name: Jane Love
Title: President